Exhibit 99.1

Constant Contact Announces Fourth Quarter and

Full Year 2012 Financial Results

Q4 revenue of $66.3 million and adjusted EBITDA margin of 15.3%

2012 revenue of $252.2 million represents approximately 18% revenue growth

WALTHAM, MA – January 31, 2013 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than half a million small organizations connect with their customers through a suite of online engagement marketing tools, today announced its financial results for the fourth quarter and full year ended December 31, 2012.

“We had a good finish to the year and are pleased with our fourth quarter results. We delivered better than expected revenue and profitability in-line with expectations. We also finished the year with positive momentum across our core metrics, including new customer additions,” said Gail Goodman, chief executive officer of Constant Contact. “2012 was an important year as we expanded our product suite and began the transformation of Constant Contact into a true multi-product company. We now have a robust suite of six online marketing tools for our small business customers, and 2013 is the year that we bring them all together for small businesses.”

“Looking forward, social media marketing and mobile marketing will require small businesses to dramatically adapt their marketing efforts,” continued Goodman. “More than ever they need a partner to help them navigate this changing marketing landscape and to provide a single, integrated engagement marketing platform to create, manage and measure all of their marketing campaigns. Constant Contact will be that resource for small businesses and build upon our role as the trusted marketing provider to more than half a million small businesses. The opportunity is expansive, and we believe that we have the right strategy, products and team to execute on our vision.”

Fourth Quarter 2012 Financial Metrics

•	Revenue was $66.3 million, an increase of 15.2% compared to revenue of $57.5 million for the comparable period in 2011.

•	Gross margin in the fourth quarter was 71.7%, compared to 72.4% for the comparable period in 2011.

•

GAAP net income was $6.4 million, compared to GAAP net income of $18.9 million for the fourth quarter of 2011. GAAP net income per diluted share was $0.21, based on diluted weighted average shares outstanding of 30.9 million, compared to GAAP net income of $0.62 per diluted share, based on diluted weighted average shares outstanding of 30.6 million, for the comparable period in 2011. GAAP net income and GAAP net income per share for the fourth quarter of 2012 included a $6.1 million non-cash benefit, or $0.20 per diluted share, from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform. GAAP net income and GAAP net income per share for the fourth quarter of 2011 included a $13.8 million, or $0.45 per diluted share, tax benefit primarily associated with the release of the deferred tax asset valuation allowance.

•

Adjusted EBITDA was $10.2 million compared to adjusted EBITDA of $12.0 million for the comparable period in 2011. Adjusted EBITDA margin was 15.3%, compared to 20.9% for the comparable period in 2011. Adjusted EBITDA and adjusted EBITDA margin for the fourth quarter of 2012 excluded a $6.1 million non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform.

•

Non-GAAP net income was $5.1 million, compared to non-GAAP net income of $8.1 million for the fourth quarter of 2011. Non-GAAP net income per diluted share was $0.17, based on diluted weighted average shares outstanding of 30.9 million, compared to non-GAAP net income per diluted share of $0.27, based on diluted weighted average shares outstanding of 30.6 million, for the comparable period in 2011. Non-GAAP net income and non-GAAP net income per share for the fourth quarter of 2012 excluded a $6.1 million non-cash benefit, or $0.20 per diluted share, from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform. Non-GAAP net income and non-GAAP net income per share for the fourth quarter of 2011 excluded a $13.8 million, or $0.45 per diluted share, tax benefit primarily associated with the release of the deferred tax asset valuation allowance.

•	Cash flow from operations was $11.7 million, compared to $13.4 million for the fourth quarter of 2011.

•	Capital expenditures were $6.8 million, compared to $5.2 million for the fourth quarter of 2011.

•	Free cash flow was $4.8 million, compared to $8.2 million for the fourth quarter of 2011.

•	The company had $93.5 million in cash, cash equivalents and short-term marketable securities at December 31, 2012, compared to $88.2 million at September 30, 2012.

Full Year 2012 Financial Metrics

•	Revenue was $252.2 million, an increase of 17.6% compared to $214.4 million for 2011.

•	Gross margin was 70.8%, compared to 71.3% for 2011.

•

GAAP net income was $12.8 million for 2012, compared to GAAP net income of $23.7 million. GAAP net income per diluted share was $0.41, based on diluted weighted average shares outstanding of 31.0 million, compared to GAAP net income of $0.77 per diluted share for 2011, based on diluted weighted average shares outstanding of 30.7 million. GAAP net income and net income per share for 2012 included a $12.2 million, or $0.39 per diluted share, non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform. GAAP net income and GAAP net income per share for 2011 included a $13.4 million, or $0.44 per diluted share, tax benefit primarily associated with the release of the deferred tax asset valuation allowance.

•

Adjusted EBITDA for 2012 was $36.6 million compared to adjusted EBITDA of $36.1 million for 2011. Adjusted EBITDA margin for 2012 was 14.5% compared to 16.8% for 2011. Adjusted EBITDA and adjusted EBITDA margin excluded a $12.2 million non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform.

•

Non-GAAP net income was $17.5 million for 2012, compared to $21.8 million for 2011. Non-GAAP net income per diluted share was $0.56, based on diluted weighted average shares outstanding of 31.0 million, compared to non-GAAP income of $0.71 per diluted share for 2011, based on diluted weighted average shares outstanding of 30.7 million. Non-GAAP net income and non-GAAP net income per share for 2012 excluded a $12.2 million, or $0.39 per diluted share, non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform. Non-GAAP net income and non-GAAP net income per share for 2011 excluded a $13.6 million, or $0.44 per diluted share, tax benefit primarily associated with the release of the deferred tax asset valuation allowance.

•	Cash flow from operations was $38.7 million for the full year of 2012 compared to $41.7 million in 2011.

•	Capital expenditures were $21.9 million for the full year of 2012 compared to $18.1 million in 2011.

•	Free cash flow was $16.8 million for the full year of 2012, compared to $23.5 million in 2011.

Operating Metrics

•	Added 45,000 gross new unique customers in the fourth quarter compared to 35,000 in the third quarter of 2012. (*)

•

Ended the fourth quarter with 555,000 unique customers, an increase from 540,000 unique customers at the end of the third quarter of 2012 and 500,000 unique customers at the end of the fourth quarter of 2011. This includes the approximately 10,000 existing SinglePlatform customers at the time of the acquisition in June 2012. (*)

•	Average monthly revenue per unique customer (ARPU) for the fourth quarter was $41.12, up from $40.35 in the third quarter of 2012, and up from $38.94 in the comparable period in 2011. (**)

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the fourth quarter.

(*)	Figures are rounded to nearest 5,000.
(**)	The ARPU calculation includes SinglePlatform revenue for the fourth quarter of 2012 and excludes the approximately 10,000 existing SinglePlatform customers at the time of the acquisition in June 2012.

Other Recent Highlights

•

Announced the addition of four major new publishers, including The Washington Post, WhitePages™, Infogroup®, and Acxiom Corporation to the SinglePlatform publishing partner network. The publisher network continues to expand, extending the reach of SinglePlatform’s small business customers, giving them an even greater opportunity to be found at the critical moment a consumer is making a purchase decision.

•

Launched the new Constant Contact Solution Provider Program with an accredited curriculum that delivers education and training on engagement marketing tools, marketing best practices and business development to help Constant Contact Solution Providers market and grow their own business. The program is focused on driving business results for solution provider partners by supplying them with the sales tools, marketing resources and KnowHow® to accelerate demand generation.

•	Achieved growth across the portfolio of engagement marketing products, including reaching the following milestones during 2012:

•	Sent out more than 45 billion emails on behalf of more than 500,000 email marketing customers

•	Managed more than 315,000 events via EventSpot for more than 5 million event registrants

•	SinglePlatform’s digital storefronts had more than 100 million consumer views, with monthly views surpassing 20 million in December

•	Social Campaigns generated more than 120,000 users since its launch in February

•	SaveLocal launched more than 9,500 deals in 2012, with more than 20% of the deals purchased by new consumers

“We took steps to refocus the organization on operating discipline and reverse the trends that contributed to our weak performance in the third quarter,” said Harpreet Grewal, chief financial officer of Constant Contact. “We have made good progress and are pleased with the fourth quarter results. For 2013, our guidance remains largely unchanged. We expect to deliver approximately 13% – 15% annual revenue growth and approximately 100 basis points of annual adjusted EBITDA margin improvement,” continued Grewal. “Our 2013 priorities focus on accelerating customer growth and transforming Constant Contact into a true multi-product company. We expect to continue making investments in product integration, branding and positioning, pricing and packaging, and will maintain our renewed focus on operational discipline and analytical rigor to drive the desired results.”

Business Outlook

Based on information available as of January 31, 2013, Constant Contact is issuing guidance for the first quarter and full year 2013 as follows:

First Quarter 2013:

Current Guidance (1/31/2013)
Total revenue	$67.9 m - $68.2 m
Adjusted EBITDA margin	5.9% - 6.6%
Adjusted EBITDA	$4.0 m - $4.5 m
Stock-based compensation expense	$3.8 m
GAAP net income (loss)	($2.7 m - $3.0 m)
GAAP net income (loss) per share	($0.09 - $0.10)
Non-GAAP net income (loss) per share*	($0.03 - $0.04)
Diluted weighted average shares outstanding	31.2 m

Full Year 2013:

	Prior Guidance (10/25/2012)	Current Guidance (1/31/2013)
Total revenue	Approximately 13% - 15% revenue growth	$284.0 m - $289.0 m
Adjusted EBITDA margin	~100 basis points of annual Adjusted EBITDA margin expansion	15.1% - 15.6%
Adjusted EBITDA	—	$43.0 m - $45.0 m
Stock-based compensation expense	—	$15.3 m
GAAP net income	—	$3.1 m - $4.3 m
GAAP net income per share	—	$0.10 - $0.13
Non-GAAP net income per share*	—	$0.62 - $0.69
Diluted weighted average shares outstanding	—	31.6 m
Estimated effective tax rate	—	~40%
Estimated cash tax rate	—	~10%

*	non-GAAP net income per share calculated using an estimated cash tax rate

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is calculated by taking GAAP net income, adding depreciation and amortization, stock-based compensation, adjusting for taxes and contingent consideration adjustment, then subtracting interest and other income, net. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.

Non-GAAP net income is calculated by taking GAAP net income adding back stock-based compensation expense and then adjusting for the non-cash portion of income taxes and contingent consideration adjustment. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the diluted weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to-be-paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact fourth quarter and full year 2012 financial results conference call
When:	Thursday, January 31, 2013
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 85688346

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing™ – the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate new customers, repeat business, and referrals through email marketing, social media marketing, event marketing, local deals, digital storefronts, and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow®, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the recent positive momentum related to Constant Contact’s core operating metrics, the company’s transformation to a multi-product company, the company’s future opportunity, management’s ability to execute on the company’s strategy, revenue growth and expanding profitability, management’s focus on operational discipline and analytical rigor and the financial guidance for the first quarter of 2013 and full year 2013. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the Social Campaigns and SaveLocal products, the successful integration of SinglePlatform, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$66,298	$57,532	$252,154	$214,420
Cost of revenue	18,792	15,896	73,547	$61,491

Gross profit	47,506	41,636	178,607	152,929

Operating expenses:
Research and development	9,736	7,153	38,787	29,478
Sales and marketing	28,092	23,007	104,527	89,211
General and administrative	7,931	6,356	31,132	23,979
Acquisition costs and other related charges	(6,058)	—	(11,355)	264

Total operating expenses	39,701	36,516	163,091	142,932

Income from operations	7,805	5,120	15,516	9,997

Interest income and other income	35	82	224	346
Other (expense) income	(5)	(84)	7	(84)

Income before income taxes	7,835	5,118	15,747	10,259

Income tax (expense) benefit	(1,456)	13,777	(2,991)	13,420

Net income	$6,379	$18,895	$12,756	$23,679

Net income per share:
Basic	$0.21	$0.63	$0.42	$0.80
Diluted	$0.21	$0.62	$0.41	$0.77

Weighted average shares outstanding used in computing per share amounts:
Basic	30,526	29,819	30,386	29,566
Diluted	30,886	30,646	31,003	30,671

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income	$6,379	$18,895	$12,756	$23,679

Subtract:
Contingent consideration adjustment	6,058	—	12,152	—
Interest and other income	35	82	224	346

Add back:
Depreciation and amortization	4,990	3,842	19,003	14,409
Stock-based compensation expense	3,427	3,065	14,274	11,708
Income tax expense (benefit)	1,456	(13,777)	2,991	(13,420)
Other expense (income)	5	84	(7)	84

Adjusted EBITDA	$10,164	$12,027	$36,641	$36,114

Divide by:
Revenue	$66,298	$57,532	$252,154	$214,420

Adjusted EBITDA margin	15.3%	20.9%	14.5%	16.8%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income	$6,379	$18,895	$12,756	$23,679

Adjust:
Non-cash portion of income tax expense (benefit)	1,365	(13,818)	2,577	(13,597)
Contingent consideration adjustment	(6,058)	—	(12,152)	—

Add back:
Stock-based compensation expense	3,427	3,065	14,274	11,708

Non-GAAP net income	$5,113	$8,142	$17,455	$21,790

Non-GAAP net income per share: diluted	$0.17	$0.27	$0.56	$0.71

Weighted average shares outstanding used in computing per share amounts	30,886	30,646	31,003	30,671

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net cash provided by operating activities	$11,673	$13,408	$38,697	$41,654

Subtract:
Acquisition of property and equipment	6,846	5,185	21,922	18,106

Free cash flow	$4,827	$8,223	$16,775	$23,548

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Year Ended
	December 31,
	2012	2011

Cash flows from operating activities
Net income	$12,756	$23,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,003	14,409
Amortization of premiums on investments	539	660
Stock-based compensation expense	14,274	11,708
Provision for bad debts	11	3
Loss on sale of equipment	—	79
Gain on sales of marketable securities	—	(13)
Deferred income taxes	2,465	(13,827)
Contingent consideration adjustment	(12,152)	—
Taxes paid related to net share settlement of restricted stock units	(598)	(319)
Change in operating assets & liabilities, net of effects from acquisitions:
Accounts receivable	3	(17)
Prepaid expenses and other current assets	1,770	(2,462)
Other assets	(254)	(1,149)
Accounts payable	(787)	1,462
Accrued expenses	(1,398)	3,791
Deferred revenue	3,107	3,880
Other long-term liabilities	(42)	(230)

Net cash provided by operating activities	38,697	41,654

Cash flows from investing activities
Purchases of marketable securities	(40,254)	(130,702)
Proceeds from maturities of marketable securities	59,867	46,313
Proceeds from sales of marketable securities	44,600	84,727
Acquisition of businesses, net of cash acquired	(68,296)	(15,600)
Proceeds from sale of equipment	—	81
Purchases of intangible assets	—	(685)
Acquisition of property and equipment	(21,922)	(18,106)

Net cash used in investing activities	(26,005)	(33,972)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	4,356	7,926
Income tax benefit from the exercise of stock options	84	229
Proceeds from issuance of common stock pursuant to employee stock purchase plan	1,053	859

Net cash provided by financing activities	5,493	9,014

Effects of exchange rates on cash	1	1
Net increase in cash and cash equivalents	18,186	16,697
Cash and cash equivalents, beginning of period	49,589	32,892

Cash and cash equivalents, end of period	$67,775	$49,589

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	785	670
Fair value of contingent consideration in connection with acquisition included in accrued expenses and other long-term liabilities	12,152	—

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	December 31,	December 31,
	2012	2011

Assets
Current assets
Cash and cash equivalents	$67,775	$49,589
Marketable securities	25,732	90,523
Accounts receivable, net	92	58
Prepaid expenses and other current assets	6,912	8,891

Total current assets	100,511	149,061

Property and equipment, net	39,653	34,263
Restricted cash	750	750
Goodwill	95,505	18,935
Acquired intangible assets, net	6,758	3,046
Deferred tax assets	11,377	12,960
Other assets	2,708	2,363

Total assets	$257,262	$221,378

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,167	$8,906
Accrued expenses	10,803	10,515
Deferred revenue	32,700	28,983

Total current liabilities	51,670	48,404

Other long-term liabilities	2,010	2,052

Total liabilities	53,680	50,456

Common stock	307	301
Additional paid-in capital	209,987	190,039
Accumulated other comprehensive income	11	61
Accumulated deficit	(6,723)	(19,479)

Total stockholders’ equity	203,582	170,922

Total liabilities and stockholders’ equity	$257,262	$221,378